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                                                                      EXHIBIT 23




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-59733) of Cash America International, Inc. of our report dated June 7, 2001 relating to the financial statements of the Cash America International, Inc. 401(k) Savings Plan, which appears in this Form 11-K.


/s/ PRICEWATERHOUSECOOPERS LLP



Fort Worth, Texas
June 7, 2001